UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2023

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

Heat Biologics, Inc.

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 17, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors of NightHawk Biosciences, Inc. (the “Company”) concluded, after discussion with the Company’s management and BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, that the Company’s (i) unaudited consolidated interim financial statements as of and for the periods ended June 30, 2022 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and the (ii) unaudited consolidated interim financial statements as of and for the periods ended September 30, 2022 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (collectively, the “Specified Financial Statements”), should no longer be relied upon due to errors in such financial statements, and therefore a restatement of these specified financial statements is required. The Company has not filed, and does not intend to file, an amendment to the Company’s previously filed Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022 and September 30, 2022, but intends to restate the Specified Financial Statements, which restated financial statements will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These errors resulted in net loss being overstated but have no effect on the Company’s cash position, pre-tax loss or the Company’s operating expenses and will result in a decrease in the net loss and loss per share for those periods.

During the preparation and review of its annual tax provision for the year ended December 31, 2022, it was determined that the Company made certain errors in the manner in which it recognized  a deferred tax asset valuation allowance related to the acquisition of Elusys Therapeutics, Inc. (“Elusys”) in April 2022. Under ASC 740 “Income Taxes”,  the release of an acquirer’s valuation allowance on the acquirer’s (i.e., the Company’s) deferred tax assets in the amount of the acquired Elusys deferred tax liability (“DTL”) should be recorded as an income tax benefit, and be reported as a component of net loss. The DTL was on the balance sheet at June 30, 2022, however the reduction in the valuation allowance was not reflected and should have been recorded as an income tax benefit on the income statement in the same period.  This error resulted in net loss being overstated by an estimated $3.3 million for the three and six months ended June 30, 2022 and an estimated $2.9 million to $3.3 million for the nine months ended September 30, 2022.

The estimated impact of this restatement on the Company’s second quarter 2022 unaudited condensed consolidated financial statements will be a $3.3 million decrease in deferred tax liabilities and accumulated deficit as of June 30, 2022, and a $3.3 million increase in income tax benefit, a $3.3 million decrease in net loss, and a $0.13 decrease in net loss per share for the three months ended June 30, 2022, and a $3.3 million increase in income tax benefit, a $3.3 million decrease in net loss and a $0.13 decrease in net loss per share for the six months ended June 30, 2022.

The estimated impact of this restatement on the Company’s third quarter 2022 unaudited condensed consolidated financial statements will  approximate a $2.9 milion to $3.3 million decrease in deferred tax liabilities, and accumulated deficit as of September 30, 2022, an approximate $2.9 million to $3.3 million increase in income tax benefit, an approximate $2.9 million to $3.3 million decrease in net loss, and an approximate $0.12 to $0.13 decrease in net loss per share for the nine months ended September 30, 2022.

Management has concluded that in light of the errors described above, a material weakness in the Company’s internal controls over financial reporting existed and management’s assessment of the effectiveness of the Company’s disclosure controls and procedures as of June 30, 2022 and September 30, 2022 set forth in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022 and September 30, 2022, respectively,  need to be modified to include a material weakness in its internal controls over financial reporting.  The material weakness identified relates to the the ineffective design and implementation of  management review controls  over the computation and disclosure of income taxes. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that the Company’s disclosure controls and procedures and internal control over financial reporting are effective. As a result of the material weakness, the Company believes that its internal control over financial reporting was not effective and its disclosure controls and procedures were not effective as of June 30, 2022 and September 30, 2022.

The Company’s remediation plan will be described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Item 8.01   Other Information.

Risk Factor Update

The Company is also filing this Current Report on Form 8-K to supplement the risk factors described in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022 and September 30, 2022, with the following additional risk factor.

We have identified a material weakness in our internal controls, and we cannot provide assurances that this weakness will be effectively remediated or that additional material weaknesses will not occur in the future.

If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. During the preparation of our annual tax provision for the year ended December 31, 2022, we determined that we made certain errors in the manner in which we recognized  a deferred tax asset valuation allowance related to the acquisition of Elusys Therapeutics, Inc. (“Elusys”), which deferred tax assets in the amount of the acquired Elusys deferred tax liability (“DTL”) should have been recorded as an income tax benefit and reported as a component of net loss. Specifically, we did not design and maintain effective controls related to the recognition of the DTL in connection with the acquisition of Elusys. As a result, the Company is presenting the effects of the error corrections on its previously issued financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2022.

While we plan to take remedial action to address the material weakness, we cannot provide any assurance that such remedial measures, or any other remedial measures we take, will be effective. If we fail to maintain effective internal control over financial reporting, we may not be able to accurately report our financial results, detect or prevent fraud, or file our periodic reports in a timely manner, which may, among other adverse consequences, cause investors to lose confidence in our reported financial information and lead to a decline in our stock price. In addition, a material weakness will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are designed and operating effectively.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2023	NIGHTHAWK BIOSCIENCES, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and
Chief Executive Officer